UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 16, 2016

GTT Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51211	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place Suite 1450 McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 13, 2016, GTT Communications, Inc. (the “Company”) was advised that the pricing and lender allocations were completed with respect to a proposed new Credit Agreement (the “Credit Agreement”) to be entered into by and among (1) the Company, as borrower, (2) KeyBank National Association, as administrative agent and letter of credit issuer, (3) KeyBank Capital Markets Inc., Credit Suisse Securities (USA) LLC, and SunTrust Robinson Humphrey, Inc. as joint lead arrangers and joint bookrunners, (4) Credit Suisse AG, Cayman Islands Brach, and SunTrust Bank as syndication agents, (5) Citizens Bank, Wells Fargo Bank, National Association, and ING Capital LLC, as co-documentation agents, and (6) the other lenders party thereto.

The Company has not yet entered into the proposed Credit Agreement, and entering into the Credit Agreement is subject to certain conditions. Certain of these conditions are discussed below. The Company is filing this Form 8-K because certain information with respect to the proposed Credit Agreement has been reported by information services, and we want to ensure that this information is broadly disseminated. The following discussion reflects the Company’s expectation regarding certain terms that will be included in the Credit Agreement. The terms discussed below may not include all of the terms in the proposed Credit Agreement that investors or potential investors may consider to be important. The Company intends to file the definitive Credit Agreement promptly after it becomes effective.

Once entered into, the Credit Agreement will provide for a $700 million term loan facility (“Term Loan B”) and a $75 million revolving line of credit facility (“Revolver”).  In addition, the proposed Credit Agreement will enable the Company to request incremental term loan and/or incremental revolving loan commitments in an aggregate amount not to exceed the sum of $150 million and an unlimited amount that is subject to pro forma compliance with certain net secured leverage ratio tests, provided, however, that incremental revolving loan commitments may not exceed $25 million.

The maturity of the Term Loan B will be seven years and the maturity of the Revolver will be five years, in each case from the effective date of the Credit Agreement. The Term Loan B will be subject to a mandatory amortization of 1% of the original principal amount per annum, with the balance due at maturity. The Company will be able to prepay or refinance loans under the proposed Credit Agreement at any time, subject to certain notice requirements and LIBOR breakage costs.  In the event that the term loans are prepaid or refinanced within six months after entering into the Credit Agreement, such prepayment would be subject to a penalty equal to 1.00% of the outstanding term loans being prepaid or refinanced.

At the Company's election, loans under the proposed Credit Agreement may be made as either Base Rate Loans or Eurodollar Loans. The applicable margin for term loans will be 3.00% for Base Rate Loans and 4.00% for Eurodollar Loans, with all term loan Eurodollar Loans being subject to a floor of 1.00%, and the applicable margin for revolving loans will be 2.50% for Base Rate Loans and 3.50% for Eurodollar Loans. The issue price for the Term Loan B will be 99.5%, and the upfront fee for Revolver commitments will be 0.50%.

The obligations of the Company under the proposed Credit Agreement will be guaranteed by certain of its domestic and foreign subsidiaries (collectively, the “Guarantors”).  The obligations of the Company under the proposed Credit Agreement will be secured by the substantial majority of the tangible and intangible assets of the Company and the Guarantors, including a pledge of 100% of the equity interests of certain domestic and foreign subsidiaries of the Company and 65% of the equity interests of certain other foreign subsidiaries of the Company.

The proposed Credit Agreement will not contain a financial covenant for the Term Loan B, but will include a maximum consolidated net secured leverage ratio applicable only to the Revolver and only in the event that outstanding revolving loans exceed 30% of total Revolver commitments. In addition, the proposed Credit Agreement will contain covenants restricting the incurrence of debt, imposition of liens, the payment of dividends and entering into affiliate transactions.  The proposed Credit Agreement will also contain customary events of default, including among others nonpayment of principal or interest, material inaccuracy of representations and failure to comply with covenants, and that if an event of default occurs and is continuing under the Credit Agreement, the entire outstanding balance could become immediately due and payable.

The proposed Credit Agreement will not be effective unless and until the Company’s previously announced acquisition of Hibernia NGS Limited (“Hibernia”) is completed. While the closing of the Hibernia acquisition is expected to occur during the first quarter of 2017, it is still subject to certain conditions, and there can be no assurance as to when, or if, these conditions will be satisfied. If the Hibernia acquisition does not close on or prior to January 12, 2017, a ticking fee for the benefit of the term loan lenders under the Credit Agreement of 2.00% per annum (applied to the Term Loan B) will begin to accrue on January 13, 2017, and if the acquisition does not close on or prior to February 12, 2017, the ticking fee will increase to LIBOR (subject to a 1.00% floor) + 4.00% per annum (applied to the Term Loan B) until the transaction closes or the merger agreement is terminated.

The Company intends to use the net proceeds from the Credit Agreement, as well as its previously announced private offering of $300 million aggregate principal amount of Senior Notes due 2024, to finance the Hibernia acquisition, to repay certain existing indebtedness, to pay various fees and expenses incurred in connection with the Hibernia acquisition and related financing transactions, and for general corporate purposes.

The disclosure above contains certain forward‐looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, those regarding entering into the proposed Credit Agreement, the terms of the proposed Credit Agreement and the Hibernia acquisition, and the anticipated use of proceeds of the offering. There can be no assurance that the Company will enter into the proposed Credit Agreement, that the terms of the definitive credit agreement will be the same as described herein, that the Hibernia acquisition will be consummated, when the Hibernia acquisition will be consummated or the use of proceeds from the financings described herein. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. The Company undertakes no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2016	GTT COMMUNICATIONS, INC.

/s/ Chris McKee
Chris McKee
Secretary and General Counsel